Exhibit 5.2

DAVID K. FRIES, ESQUIRE	TWO CAPITAL PLAZA, P.O. BOX 1137
(603) 224-7761 EXT. 1014	CONCORD, NEW HAMPSHIRE 03302-1137
(603) 224-6457 FACSIMILE FRIESD@CWBPA.COM

[LETTERHEAD OF CLEVELAND, WATERS AND BASS, P.A.]

December 5, 2014

Casella Waste Systems, Inc.

25 Greens Hill Lane

Rutland, Vermont 05701

Re:	Casella Waste Systems, Inc. (the “Company”)

Form S-3 Registration Statement Filed on December 5, 2014

Ladies and Gentlemen:

We are special local counsel to Colebrook Landfill LLC (the “New Hampshire LLC”), and Forest Acquisitions, Inc. (the “New Hampshire Corporation”) in connection with the transactions described below. Each of the New Hampshire LLC and the New Hampshire Corporation (collectively, the “New Hampshire Subsidiaries”) is a subsidiary of the Company.

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and sale from time to time, of the following securities having a maximum aggregate offering price of up to $250,000,000.00: (i) senior debt securities of the Company (the “Senior Debt Securities”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”); (iii) 7.75% Senior Subordinated Notes due 2019 of the Company (the “Senior Subordinated Notes” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (iv) class A common stock, $0.01 par value, of the Company (the “Common Stock”); (v) preferred stock, $0.01 par value, of the Company (the “Preferred Stock”); (vi) depositary shares representing fractional interests in a share of Preferred Stock (the “Depositary Shares”); (vii) contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”); (viii) purchase units, consisting of one or more Purchase Contracts and beneficial interest in Debt Securities, debt obligations of third parties, including U.S. treasury securities, or any other securities; (ix) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares; and (x) guarantees of the Debt Securities by certain subsidiaries of the Company, including the New Hampshire Subsidiaries (the “Guarantor Subsidiaries”).

MEMBER OF LEGAL NETLINK ALLIANCE, AN INTERNATIONAL ALLIANCE OF INDEPENDENT LAW FIRMS

Casella Waste Systems, Inc.

December 5, 2014

The Senior Debt Securities may be issued under a senior indenture (the “Senior Indenture”). The Subordinated Debt Securities may be issued under a subordinated indenture (the “Subordinated Indenture”). The Senior Subordinated Notes may be issued under the indenture dated as of February 7, 2011 among the Company, the guarantors listed therein (including the New Hampshire Subsidiaries), and U.S. Bank National Association, as trustee as amended or supplemented through the date hereof (the “Senior Subordinated Indenture” and, collectively with the Senior Indenture and the Subordinated Indenture, the “Indentures”). The Guarantor Subsidiaries, including the New Hampshire Subsidiaries, may issue guarantees (the “Guarantees”) of Debt Securities that are issued pursuant to the Indentures.

In rendering this opinion, we have examined the following documents and instruments:

1.	The form of Senior Indenture, the form of Subordinated Indenture, and the Senior Subordinated Indenture, each included as an exhibit to the Registration Statement;

2.	The form of Note attached as Exhibit A to the Senior Subordinated Indenture and the form of Notes for the Senior Debt Securities and the Subordinated Debt Securities, each included as an exhibit to the Registration Statement (collectively, the “Notes”);

3.	The form of Subsidiary Guarantee included as an exhibit to the Senior Subordinated Indenture;

4.	The Registration Statement;

5.	Certificates of Legal Existence for each of the New Hampshire Subsidiaries from the New Hampshire Secretary of State, dated November 21, 2014;

6.	Articles of Incorporation and a Certificate of Formation, as applicable, for the New Hampshire Subsidiaries, certified by the New Hampshire Secretary of State on November 21, 2014;

7.	The bylaws of the New Hampshire Corporation and the Limited Liability Company Agreement of the New Hampshire LLC as certified in the Secretary’s Certificate referred to in item 9 below;

8.	Written Consents in Lieu of a Meeting by the Board of Directors of the New Hampshire Corporation and by the Member of the New Hampshire LLC; and

Casella Waste Systems, Inc.

December 5, 2014

9.	Certificate of Secretary of Subsidiary Guarantors dated December 5, 2014 (the “Secretary’s Certificate”).

We have also examined and relied upon such other documents and made such other examination of law as we have deemed necessary in connection with this opinion.

In connection with our examination, we have assumed the authenticity of documents purporting to be the originals, the authenticity of all documents submitted to us as certified copies, the genuineness of all signatures on original documents and the conformity with original documents of all copies submitted to us as conformed, electronic, or photostatic copies. We have also assumed that all documents submitted to us have remained in force since their execution without interruption and that they have not been revoked, rescinded, amended, or superseded in whole or in part. We have relied on certificates of public officers, the Secretary’s Certificate, and the representations made by the Company and the New Hampshire Subsidiaries as set forth in the documents, instruments, and certificates enumerated above. Nothing has come to our attention to lead us to question the accuracy of such representations.

In rendering the opinion contemplated by item 2 below, we have assumed with your permission that relevant actions will have been taken in the future for issuance of the Guarantees, including that (i) the terms of the Guarantees will have been duly authorized by all requisite action of the New Hampshire Subsidiaries, (ii) the Guarantees will have been duly authorized, executed, and delivered by the New Hampshire Subsidiaries, (iii) the Guarantees of the Debt Securities issued under the Senior Indenture and the Subordinated Indenture will conform to the requirements of Article XIV of the Subordinated Indenture and Article XIII of the Senior Indenture, (iv) the Guarantees of the Senior Subordinated Notes issued under the Senior Subordinated Indenture will conform to the form of Subsidiary Guarantee included in the Senior Subordinated Indenture, (v) all Guarantees of the Debt Securities will conform to the description thereof in the Registration Statement, (vi) the Indentures will conform to the forms that appear as Exhibits to the Registration Statement, and (vii) the Notes issued under the Indentures will conform to the forms that appear as Exhibits to the Registration Statement.

We are admitted to practice in the State of New Hampshire and express no opinion as to matters under or involving the laws of any jurisdiction other than the State of New Hampshire and its political subdivisions.

Based on the foregoing, and in reliance thereon, and subject to the foregoing exceptions, we are of the opinion that:

1. The New Hampshire LLC is a limited liability company validly existing under the laws of the State of New Hampshire. The New Hampshire Corporation is a corporation validly existing under the laws of the State of New Hampshire.

Casella Waste Systems, Inc.

December 5, 2014

2. The New Hampshire Subsidiaries have the corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform their obligations under the Guarantees.

We express no opinion as to the validity or enforceability of the Guarantees or any other agreement or obligation undertaken by the New Hampshire Subsidiaries.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name in the related prospectus and any supplements thereto under the caption “Legal Matters.” In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is being delivered to the addressee hereof solely in connection with the transactions outlined above. Wilmer Cutler Pickering Hale & Dorr LLP may rely upon this opinion for purposes of issuing its opinion dated the date hereof. The limitations expressed herein are an integral part of this opinion, and no opinions on other matters not expressly stated herein are intended nor should they be inferred or implied herefrom.

Very truly yours,

CLEVELAND, WATERS AND BASS, P.A.

By:	/s/ David K. Fries
David K. Fries, Esq.
A Director